Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is entered into effective as of April 24, 2024 and serves to amend the Employment Agreement entered into by and between NeoVolta, Inc., a Nevada corporation (“Company”), and Brent Willson (“Executive”), as of April 1, 2022 (the “Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the Agreement.

RECITALS:

WHEREAS, the Company and Executive wish to amend the Agreement to establish modified job duties for the Executive.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises of the Parties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

1.	Section 2(a) of the Agreement is hereby amended and restated as follows:

“Subject to the terms and conditions set forth in this Agreement, the Company agrees to employ Executive as Chief Technology Officer. Executive shall report directly to the Chief Executive Officer.”

2.	All other terms and conditions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement as of the date written above.

NeoVolta, Inc.

By: /s/ Steve Bond

Name: Steve Bond

Title:Chief Financial Officer

Brent Willson

By: /s/ Brent Willson